EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of out report dated April 15, 2005, on the financial statements of Innova Holdings, Inc. as of December 31, 2004, and the related statements of operations, stockholders' deficit and cash flows for each of the two years then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.





By: /s/ Lopez, Blevins, Bork & Associates, LLP
Lopez, Blevins, Bork & Associates, LLP
Houston, Texas 77042
November 28, 2005